BDO DUNWOODY LLP                  Royal Bank Plaza
                    Chartered Accountants                  P.O. Box 32
                    and Advisors                      Toronto, Ontario
                                                        Canada M5J 2J8
                                             Telephone: (416) 865-0200
                                               Telefax: (416) 865-0887

                                                            www.bdo.ca






       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Gentor Resources, Inc.
Virginia City, Montana


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated October 31, 2005, relating to the financial statements of Gentor Resources Inc which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


BDO Dunwoody LLP

Chartered Accountants

Toronto, Ontario
December 12,2005







         BDO Dunwoody LLP is a Limited Liability Partnership
                        registered in Ontario